Exhibit 99.1

MUELLER WATER PRODUCTS INITIATES CEO SUCCESSION PLAN

Paul McAndrew Appointed Chief Executive Officer Effective February 9, 2026
Martie Edmunds Zakas to Retire as CEO After Accomplished 19-Year Career with Mueller

ATLANTA, November 6, 2025 -- Mueller Water Products, Inc. (NYSE: MWA) (“Mueller” or the “Company”), a leading manufacturer and marketer of products and solutions used in the transmission, distribution and measurement of water in North America, today announced that its Board of Directors has appointed President and Chief Operating Officer Paul McAndrew as President and Chief Executive Officer, effective as of the date of the annual shareholders meeting on February 9, 2026. Mr. McAndrew will succeed Martie Edmunds Zakas, who will retire as CEO and a member of the Board at that time. Mr. McAndrew has also been nominated by Mueller’s Board of Directors to join the Board. Ms. Zakas will serve as a Senior Advisor to the Company through December 31, 2026, to facilitate a smooth transition.
“Today’s announcement is a result of the Board’s thoughtful approach to succession planning, and we are pleased to welcome Paul as Mueller’s next CEO,” said Stephen Van Arsdell, Non-Executive Chair of Mueller’s Board. “Paul has been a key member of the management team for the last three years, including as President and COO. He has played a central role in improving our organization, its operations and our financial success. Paul has a deep understanding of our industry and culture, and he has developed strong employee and customer relationships. His ability to engage stakeholders at all levels has been instrumental in driving Mueller’s positive momentum.”
“On behalf of the Board and our entire organization, I extend our deep appreciation to Martie,” continued Van Arsdell. “Martie’s impact on our organization is evident in the exceptional leadership team she has built, and the strong results Mueller has achieved for its stakeholders under her leadership during these complex and challenging times. She has been instrumental in driving growth, shaping our culture and building shareholder value over the past two decades, culminating in her role as our CEO. She has played a key role in positioning Mueller for future success. I am pleased that Martie will work with us in an advisory capacity over the next year to support a smooth transition and build on the Company’s momentum.”
“I’m honored to become the next CEO of Mueller,” said McAndrew. “I look forward to continuing to work closely with the entire organization as we become an even stronger partner to all our stakeholders. I want to thank Martie for her leadership over the years and the Board for the trust placed in me. I am excited to continue to help drive this tremendous organization as we pursue continued growth and success together.”
“Our incredible employees are the foundation of Mueller’s success, and being part of this talented team has been a privilege. I am extremely proud of all that we have accomplished,”

said Zakas. “Throughout Mueller’s history, we have worked to deliver innovative and sustainable solutions that help solve real-world problems. We have also demonstrated a commitment to excellence for our customers and the communities we serve. I have great confidence that Paul and the entire Mueller team will build on the organization’s continued positive momentum and success.”
Fourth Quarter 2025 Results
In a separate release issued today, Mueller announced financial results for its fourth quarter and fiscal year ended September 30, 2025. The Company’s earnings conference call will take place on Friday, November 7, 2025, at 10:00 a.m. ET, and a live webcast of the call will be available on the Investor Relations section of the Company’s website (www.muellerwaterproducts.com).
About Paul McAndrew
Paul McAndrew has been the Company’s Chief Operating Officer since August 2023, adding the position of President in May 2024. Prior to August of 2023, he was the Senior Vice President of Global Operations and Supply Chain, overseeing the Company’s global manufacturing operations and supply chain. He is a seasoned operating executive with strong leadership experience in operations, engineering and sales. Prior to joining Mueller in 2022, Mr. McAndrew worked at Emerson as a Vice President and General Manager of Professional Tools where he held full P&L responsibility and leadership across all functions, including sales and marketing, product management and engineering, operations and supply chain and human resources. Mr. McAndrew also played a pivotal role in Emerson’s successful acquisition of Textron’s Tools and Test business, Greenlee, in 2018. At the time, Mr. McAndrew was serving as Vice President & General Manager at Greenlee, where he led the Americas Greenlee business and held full P&L responsibility and leadership across all functions. From 2003 to 2017, Mr. McAndrew worked at Kautex Textron, serving in various operating roles in multiple countries. Mr. McAndrew earned a Bachelor of Engineering degree from Cardiff University.
Forward Looking Statements
This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the federal securities laws. All statements that address activities, events or developments that the Company intends, expects, plans, projects, believes or anticipates will or may occur in the future are forward-looking statements, including, without limitation, statements regarding outlooks, projections, forecasts, expectations, commitments, trend descriptions and the ability to capitalize on trends, value creation, long-term strategies and the execution or acceleration thereof, operational improvements, inventory positions, the benefits of capital investments, financial or operating performance, including driving increased margins, operational and commercial initiatives, capital allocation and growth strategy plans, and the demand for the Company’s products. Forward-looking statements are based on certain assumptions and assessments made by the Company in light of the Company’s experience and perception of historical trends, current conditions and expected future developments.
Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including, without limitation, changing regulatory, trade and tariff conditions; logistical challenges and supply chain disruptions, geopolitical conditions, including the Israel-Hamas war, public health crises, or other events; inventory and in-stock positions of our distributors and end customers; an inability to realize the anticipated benefits from our operational initiatives, including our large capital investments in

Decatur, Illinois, plant closures, and reorganization and related strategic realignment activities; an inability to attract or retain a skilled and diverse workforce, increased competition related to the workforce and labor markets; an inability to protect the Company’s information systems against service interruption, risks resulting from possible future cybersecurity incidents, misappropriation of data or breaches of security; failure to comply with personal data protection and privacy laws; cyclical and changing demand in core markets such as municipal spending, residential construction and natural gas distribution; government monetary or fiscal policies; the impact of adverse weather conditions; the impact of manufacturing and product performance; the impact of wage, commodity and materials price inflation; foreign exchange rate fluctuations; the impact of higher interest rates; the impact of warranty charges and claims, and related accommodations; the strength of our brands and reputation; an inability to successfully resolve significant legal proceedings or government investigations; compliance with environmental, trade and anti-corruption laws and regulations; climate change and legal or regulatory responses thereto; the failure to integrate and/or realize any of the anticipated benefits of acquisitions or divestitures; an inability to achieve our goals and commitments in environmental and sustainability programs; and other factors that are described in the section entitled “RISK FACTORS” in Item 1A. of the Company’s most recent Annual Report on Form 10-K and later filings on Form 10-Q, as applicable.
Forward-looking statements do not guarantee future performance and are only as of the date they are made. The Company undertakes no duty to update its forward-looking statements except as required by law. Undue reliance should not be placed on any forward-looking statements. You are advised to review any further disclosures the Company makes on related subjects in subsequent Forms 10-K, 10-Q, 8-K and other reports filed with the United States Securities and Exchange Commission.
About Mueller Water Products, Inc.
Mueller Water Products, Inc. is a leading manufacturer and marketer of products and solutions used in the transmission, distribution and measurement of water in North America. Our broad portfolio includes engineered valves, fire hydrants, pipe connection and repair products, metering products, leak detection, pipe condition assessment, pressure management products, and software that provides critical water system data. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. Visit us at www.muellerwaterproducts.com.
Mueller refers to one or more of Mueller Water Products, Inc. (MWP), a Delaware corporation, and its subsidiaries. MWP and each of its subsidiaries are legally separate and independent entities when providing products and services. MWP does not provide products or services to third parties. MWP and each of its subsidiaries are liable only for their own acts and omissions and not those of each other.
Investor Relations Contact: Whit Kincaid
770-206-4116
wkincaid@muellerwp.com

Media Contact: Jenny Barabas
470-806-5771
jbarabas@muellerwp.com